                                                                 EXHIBIT (10)(j)




                              EMPLOYMENT AGREEMENT


      THIS AGREEMENT entered into as of the 21st day of February, 1995, by and between Sundstrand Corporation (the "Company"), and Patrick L. Thomas, an individual (the "Executive") (hereinafter collectively referred to as "the parties").

      WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined in Section 8(e)) exists and that the threat of or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

      WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive.

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

      1. Employment Term. (a) The "Employment Term" shall commence on the first date during the Protected Period (as defined in Section 1(c) below) on which a Change in Control occurs (the "Effective Date") and shall expire on the third anniversary of the Effective Date; provided, however, that on each anniversary of the Effective Date, the Employment Term shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the Employment Term shall not be so extended; and provided, further, that the Employment Term shall in no event extend beyond the first day of the month following the month in which the Executive attains age sixty-five (65).

            (b) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the Effective Date and the Executive reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise occurred in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement, the Effective Date shall mean the date immediately prior to the date of such termination of the Executive's employment.

            (c)  For purposes of this Agreement, the "Protected Period" shall
be the two (2) year period commencing on February    21, 1995, provided,
however, that the Protected Period shall be automatically extended for one (1) year on February 21, 1996 and on each February 21 thereafter unless the Company shall have given written notice to the Executive at least ninety (90) days prior thereto that the Protected Period shall not be so extended; and provided, further, that notwithstanding any such notice by the Company not to extend, the Protected Period shall not end if prior to the expiration thereof any third party has indicated an intention or taken steps reasonably calculated to effect a Change in Control, in which event the Protected Period shall end only after such third party publicly announces that it has abandoned all efforts to effect a Change in Control.

      2. Employment. (a) Subject to the provisions of Section 8 hereof, the Company agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Company during the Employment Term. During the Employment Term, the Executive shall be employed as Executive Vice President and Chief Operating Officer, Industrial, of the Company or in such other senior executive capacity as may be mutually agreed to in writing by the parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, the business of the Company.

            (b) Excluding periods of vacation and sick leave to which the executive is entitled, during the Employment Term the Executive agrees to devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The executive may (i) serve on corporate, civil or charitable boards or committees (ii) manage personal investments and (iii) deliver lectures and teach at educational institutions, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder.

      3. Base Salary. During the Employment Term, the Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $300,000 per annum or such larger amount as the Company may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives.

      4. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

      5. Executive Benefits. During the Employment Term, the Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company's 1989 Restricted Stock Plan, the Sundstrand Corporation Stock Incentive Plan, the Officer Incentive Plan, and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, the Executive's participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as in effect on the Effective Date. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

      6. Other Benefits. (a) Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to all fringe benefits and perquisites (e.g. physical examinations, financial planning and tax preparation services) made available by the Company to similarly situated executives.

            (b) Expenses. During the Employment Term, the Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

            (c) As of the Effective Date, all restrictions on any outstanding award (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) vested immediately, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable.

      7. Vacation and Sick Leave. During the Employment Term, at such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, provided that:

            (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

            (b) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

      8. Termination. During the Employment Term, the Executive's employment hereunder may be terminated under the following circumstances:

            (a) Disability. The Company may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement, which continues for a period of at least one hundred eighty (180) consecutive days and which cannot be reasonably accommodated by the Company. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

            (b) Cause. The Company may terminate the Executive's employment for "Cause." A Termination for Cause is a termination evidenced by a resolution adopted in good faith by a majority of the Board that the Executive
(i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the

Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

            (c) (1) Good Reason. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control (as hereinafter defined in this Section 8(e)) of any of the events or conditions described in Subsections (i) through
(vii) hereof:

                      (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                     (ii) a reduction in the Executive's Base Salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

                    (iii) the failure by the Company to (A) continue in effect any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, including, but not limited to, the Company's 1989 Restricted Stock Plan, the Sundstrand Corporation Stock Incentive Plan, and the Officer Incentive Compensation Plan or (B) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                     (iv) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy, of the Company;

                      (v) any material breach by the Company of any provision of this Agreement;

                     (vi) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 8 of this Agreement; and

                    (vii) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in
      Section 12 hereof.

                 (2) Any event or condition described in this Section 8(c)(i) through (vii) which occurs prior to the Effective Date but which the Executive reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Effective Date.

                 (3) The Executive's right to terminate his employment pursuant to this Section (8)(c) shall not be affected by his incapacity due to physical or mental illness.

            (d) Voluntary Termination. The Executive may voluntarily terminate his employment hereunder at any time. If the Executive voluntarily terminates his employment for any reason or without reason during the sixty
(60) day period which commences on the date which is six (6) months following the Effective Date, it shall be referred to as a "Limited Period Termination".

            (e) Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                 (1) The acquisition (other than from the Company) by any person (as such term is defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding voting securities;

                (2) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                 (3) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 8(e)(l), solely because thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

            (f) Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

            (g) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

                 (1) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

                 (2) If the Executive's employment is terminated for Good Reason or is a Limited Period Termination, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

      9. Compensation Upon Termination. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the following benefits:

            (a) If the Executive's employment is terminated by the Company for Cause or Disability or by the Executive (other than for Good Reason or a Limited Period Termination), or by reason of the Executive's death, the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including Base Salary, vacation pay, bonuses or incentive compensation and any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation").
In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries an amount equal to the bonus or incentive award that the Executive would have been entitled to receive in respect of the fiscal year in which the Executive's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if the maximum bonus payable to the Executive had been earned for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus"). The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

            (b) If the Executive's employment by the Company shall be terminated (1) by the Company other than for Cause, death or Disability, (2) by the Executive for Good Reason, or (3) by the Executive as a Limited Period Termination, then the Executive shall be entitled to the benefits provided below:

                 (i) the Company shall pay the Executive all Accrued Compensation and a Pro Rata Bonus;

                (ii) the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three (3) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or if the Executive's employment is terminated after a Change in Control, the Executive's Base Salary immediately prior to the Change in Control, if greater) and (B) the "Bonus Amount" (as defined below). Notwithstanding the foregoing, the amount to be paid under this Subsection (ii) shall be multiplied by a fraction (which in no event shall be greater than one (1)) the numerator of which shall be the number of months (for this purpose any partial month shall be considered as a whole month) remaining until the Executive's 65th birthday and the denominator of which shall be thirty-six (36). The term "Bonus Amount" shall mean (x) the greatest amount of any cash bonus or incentive compensation received by the Executive during the three fiscal years immediately preceding the Termination Date or (y) if no such bonus was received by the Executive during any of such three years, then an amount equal to the Executive's maximum bonus which could be awarded for the fiscal year in which the Termination Date occurs had he continued in employment until the end of such fiscal year.

               (iii) for a number of months equal to the lesser of (A) thirty-six (36) or (B) the number of months remaining until the Executive's 65th birthday, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 9(b)(iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time of Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

                (iv) the Company shall pay in a single payment an amount in cash equal to the excess of (A) the actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's supplemental and excess retirement plans and under the Sundstrand Corporation Retirement Plan-Aerospace had (x) the executive remained employed by the Company for an additional three (3) complete years of credited service (or until his 65th birthday if earlier), (y) his annual compensation during such period been equal to his Base Salary (at the rate used for purposes of Section 9(b)(ii)) and the Bonus Amount, and (z) he been fully (100%) vested in his benefit under each such retirement plan, over (B) the actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this Subsection (iv), "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Sundstrand Corporation Retirement Plan-Aerospace as applied prior to the Termination Date in accordance with such plan's past practices (but shall in any event take into account the value of any subsidized early retirement benefit);

                 (v) the eligibility requirements for the Company's Retiree Health Insurance Plan shall be waived, and commencing on the Executive's termination of employment, he shall be provided with the same health care coverage as provided to other eligible retirees; and

                (vi) the age 62 and 30-year requirements of the Executive Life Insurance Program for retirees are waived, and commencing on the Executive's termination of employment, he shall be provided with a life insurance benefit of one time his annual base salary at the time of his termination of employment.

            (c) The amounts provided for in Sections 9(a) and 9(b)(i), (ii) and (iv) shall be paid within five (5) days after the Executive's Termination Date.

            (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

      10. Excise Tax Payments. (a) Notwithstanding anything contained in this Agreement to the contrary, in the event that any payment (within the meaning of Section 28OG(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the

Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) An initial determination shall be made as to whether a Gross-Up Payment is required pursuant to this Section 10 and the amount of such Gross-Up Payment shall be made by a national independent accounting firm selected by the Executive (the "Accounting Firm"). All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, acceptable to the Executive, both to the Company and the Executive within fifteen (15) business days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). The Gross-Up Payment, if any, as determined pursuant to this Section 10(b) shall be paid by the Company to the Executive within five (5) business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an unqualified opinion that no Excise Tax will be imposed with respect to any such Payment or Payments. Any such initial determination by the Accounting Firm of the Gross-Up Payment shall be binding upon the Company and the Executive subject to the application of Section 10(c).

            (c) As a result of the uncertainty in the application of Section 4999 and 28OG of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Overpayment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon notice (formal or informal) to the Executive from any governmental taxing authority that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment. An Overpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments with respect to which the Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable governmental taxing authority a refund of taxes or other reduction in his tax liability by reason of the Overpayment and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (ii) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall pay to the Executive at least five (5) business days prior to the date on which the applicable governmental taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment. If an Overpayment occurs, the amount of the Overpayment shall be treated as a loan by the Company to the Executive and the Executive shall, within ten (10) business days of the occurrence of such Overpayment, pay the Company the amount of the Overpayment plus interest at an annual rate equal to the rate provided for in Section 1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Overpayment relates) was paid to the Executive.

            (d) Notwithstanding anything contained in this Agreement to the contrary, in the event it is determined that an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

      11. Unauthorized Disclosure. The Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers or methods of distribution) the disclosure of which he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 11) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company.

      12. Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

            (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

      13. Fees and Expenses. As of the Effective Date, the Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of (i) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive's hearing before the Board as contemplated in Section (8)(b) of this Agreement, (iii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, or (iv) a dispute between the Executive and the Internal Revenue Service (or any other taxing authority) with regard to an "Underpayment" (as defined in Section 10 of this Agreement).

      14. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

      15. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

      16. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

      17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

      18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without giving effect to the conflict of law principles thereof.

      19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, The Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                                    SUNDSTRAND CORPORATION


                                                    By: /s/ Don R. O'Hare
                                                    ---------------------------
                                                    Title: Chairman of the Board
ATTEST:                                                    and Chief Executive
                                                           Officer

/s/ Richard M. Schilling
- ------------------------
        Secretary
                                                     By: /s/ Patrick L. Thomas
                                                     -------------------------
                                                            Patrick L. Thomas